CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amendment to the Annual Report of Audiovox Corporation (the “Company”) on Amendment No. 4 to Form 10-K for the period ended February 28, 2010 (the “Report”) as filed with the Securities and Exchange Commission on the date hereof, I, Patick M. Lavelle, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 2, 2011

/s/Patrick M. Lavelle____________
Patrick M. Lavelle

*A signed original of this written statement required by Section 906 has been provided to Audiovox Corporation and will be retained by Audiovox Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-K or as a separate disclosure document.